AMENDMENT NO. 3 TO THE AGREEMENT

                            OF JUNE 02, 1992 BETWEEN

                          PHILIPS, IGC AND GEC ALSTHOM











                                XJB133.2487.MRP
                                   1997-05-27

CONFIDENTIAL                                           6 FEBRUARY, 1997

                             AMENDMENT NO. 3 TO THE
                       AGREEMENT OF JUNE 09, 1992 BETWEEN
                     PHILIPS MEDICAL SYSTEMS NEDERLAND B.V.
                                      AND
       INTERMAGNETICS GENERAL CORPORATION AND ALSTHOM INTERMAGNETICS S.A.


THIS AMENDMENT NO. 3, made and entered into this 1st day of January, 1997, by and among, Philips Medical Systems Nederland B.V. ("Philips") on the one hand, and Intermagnetics General Corporation ("Intermagnetics") and GEC Alsthom Intermagnetics, formerly known as Alsthom Intermagnetics, S.A. ("AISA") (Intermagnetics and AISA collectively, the "Supplier"), on the other hand.

     WHEREAS, Philips and Supplier entered into the Agreement Regarding a Family of Active Shielded Superconducting Whole Body Magnets, dated June 09, 1992 (as subsequently amended, the "Agreement"), pursuant to which Supplier agreed, in close cooperation with Philips, to develop, design, engineer, manufacture and supply active shielded superconducting magnet systems for magnetic resonance diagnostic devices in accordance with Philips' functional requirements; and

     WHEREAS, pursuant to Amendment No. 1 To The Agreement of June 09, 1992, dated 05 January, 1996, the Parties amended the Agreement to update the price schedules set forth in Exhibits IXa and IXb "Price Schedule", and the list of amendments to the Agreement set forth in
     Exhibit XVII "Amendments to the Agreement"; and

     WHEREAS, pursuant to Amendment No. 2 To The Agreement of June 09, 1992, dated 08 March, 1996, the Parties further amended the Agreement to update the price schedule set forth in Exhibits IXa and IXb "Price Schedule", and the list of amendments to the Agreement set forth in
     Exhibit XVII "Amendments to the Agreement"; and

     [CONFIDENTIAL TREATMENT REQUESTED]

     WHEREAS, the Parties wish to accomplish the foregoing by extending, or amending and extending for the appropriate time period only those portions of the Agreement relevant to their purposes, and to delete all other portions of the Agreement; and

     WHEREAS, the Parties also wish to amend Exhibits IXa and IXb to reflect a new agreement between Intermagnetics and Philips, and AISA and Philips, respectively, with regard to prices;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, Philips and Supplier hereby agree as follows:

1.   APPLICATION OF THIS AMENDMENT NO. 3.

     A. Except as otherwise agreed by the Parties from time to time, with respect to Products meeting the specifications set forth in the Agreement as it existed prior to this Amendment No. 3, and ordered by Philips from Supplier pursuant to the Agreement as it existed prior to this Amendment No. 3, the Agreement shall continue in full force and effect, as if never amended by this Amendment No. 3.

     B. With respect to all other Products ordered by Philips from Supplier, the Agreement, as amended by this Amendment No. 3, shall govern.

2.   QUALITY SYSTEMS AMENDMENT.

Section 3.5 of the Agreement shall be, and hereby is, deleted in its entirety.

[CONFIDENTIAL TREATMENT REQUESTED]

4.   MARKETING AND SALES.

The Parties agree that the provisions of Article 7 need no longer apply in the absence of the original Article 4 of the Agreement. Accordingly, the Parties agree that Article 7 shall be, and hereby is, deleted in its entirety.

[CONFIDENTIAL TREATMENT REQUESTED]

6.   EXTENSION OF TERM.

The Parties agree that the initial term of the Agreement shall be extended through December 31, 2000. Accordingly, the Agreement shall be, and hereby is, amended to delete the second sentence of Section 23.1 and substitute in lieu thereof the following:

          Thereafter, this Agreement shall extend for an additional term (the "Extended Term") through December 31, 2000, and shall automatically be extended for successive periods of twelve (12) months thereafter unless and until terminated by any party by one
          (1) year's prior notice in writing terminating this Agreement at the end of the Extended Term, or any anniversary of that date if such termination relates to either IGC or AISA, or two (2) years prior written notice if such termination relates to both IGC and AISA.

7.   NAMES AND ADDRESSES.

The Parties further agree that the Agreement should reflect the updated names and addresses of each party.

     A. The Agreement shall be, and hereby is, amended to delete each reference to "Alsthom Intermagnetics" and substitute in lieu thereof "GEC Alsthom Intermagnetics".

     B.   The Agreement shall be, and hereby is, amended to delete from
          Section 26.5 the address and fax number for Intermagnetics, and substitute in lieu thereof, the following address and fax number:

               Intermagnetics General Corporation
               450 Old Niskayuna Road
               P.O. Box 461
               Latham, New York  12110-0461
               USA

               (By Telefax for Magnet Business Unit) 09-1-518-783-2623, or (By Telefax for Intermagnetics Corporate) 09-1-518-783-2610

     C.   The Agreement shall be, and hereby is, amended to delete from
          Section 26.5 the fax number for AISA, and substitute in lieu thereof, the following fax number:

               (By Telefax) 09-333-84-55-16-15

8.   LIST OF AMENDMENTS.

In order to reflect this Amendment No. 3 properly, Exhibit XVII of the Agreement, which sets forth the list of amendments to the Agreement, shall be, and hereby is, deleted in its entirety, and in lieu thereof shall be substituted the corresponding Exhibit XVII attached to this Amendment No. 3.

9.   PRICE SCHEDULES.

Intermagnetics and Philips have agreed to a revised Exhibit IXa "Price Schedule" to reflect a new agreement between them with respect to prices. Accordingly, the Parties agree that Exhibit IXa attached to the Agreement shall be, and hereby is, deleted from the Agreement in its entirety, and the revised Exhibit IXa, as initialed and dated as of the date hereof by Intermagnetics and Philips, shall be, and hereby is, incorporated as
Exhibit IXa of the Agreement.

AISA and Philips have agreed to a revised Exhibit IXb "Price Schedule" to reflect a new agreement between them with respect to prices. Accordingly, the Parties agree that Exhibit IXb attached to the Agreement shall be, and hereby is, deleted from the Agreement in its entirety, and the revised
Exhibit IXb, as initialed and dated as of the date hereof by AISA and Philips, shall be, and hereby is, incorporated as Exhibit IXb of the Agreement.

10.  OTHER PROVISIONS.

The parties agree that this Amendment No. 3 shall be treated as if it were an integral part of the Agreement as of the date hereof. By way of illustration, and not limitation, this shall mean that the provisions of
Section 26.8, Applicable Law and Settlement of Disputes, shall apply to this Amendment No. 3 as if that Section were set forth in this Agreement. Notwithstanding the foregoing, in the event of a conflict between the terms of this Amendment No. 3 and the Agreement, the language and intent of this Amendment No. 3 shall control.

CONFIDENTIAL                                             6 FEBRUARY, 1997

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

INTERMAGNETICS GENERAL                  PHILIPS MEDICAL SYSTEMS
CORPORATION                                  NEDERLAND B.V.

By   /S/ CARL H. ROSNER               By:    /S/ FREEK KNOET
     Carl H. Rosner                          Freek Knoet
     President                               Director, PMG-MR

Date:                                        Date:  /S/ MAY 26, 1997


GEC ALSTHOM INTERMAGNETICS


By:  /S/ G<e'>RARD GRUNBLATT
     G<e'>rard Grunblatt
     Gerald Manager

Date:

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                                   EXHIBIT I C


[CONFIDENTIAL TREATMENT REQUESTED]

                                   EXHIBIT I D


[CONFIDENTIAL TREATMENT REQUESTED]

                                   EXHIBIT I E

[CONFIDENTIAL TREATMENT REQUESTED]

                                  EXHIBIT III A


[CONFIDENTIAL TREATMENT REQUESTED]

                                  EXHIBIT III B


[CONFIDENTIAL TREATMENT REQUESTED]

                                   EXHIBIT IX A


[CONFIDENTIAL TREATMENT REQUESTED]

                                   EXHIBIT IX B


[CONFIDENTIAL TREATMENT REQUESTED]

                                   EXHIBIT XVII


1.   AMENDMENT NO. 1
     DOCUMENT XJB133.2040.CS DATED 1996-05-01

2.   AMENDMENT NO. 2
     DOCUMENT XJB133.2147.CS DATED 1996-08-03

3.   AMENDMENT NO. 3
     DOCUMENT XJB133.2487.MRP DATED 1997-05-27